UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 27, 2012, Radiant Logistics, Inc. (the “Company,” “we” or “us”) issued a press release describing its acquisition of ALBS Logistics, a New York-JFK based, privately held company that provides a full range of domestic and international transportation and logistics services across North America. We paid approximately fifty percent (50%) of the purchase price upon closing with the balance payable in subsequent periods based on the future performance of the acquired operations.

In addition to describing the foregoing transaction, the press release also includes preliminary guidance for our fiscal year ending June 30, 2013. The press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained therein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.

The description of the press release set forth above is qualified in its entirety by reference to a copy of the press release filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

99.1	Press Release issued February 27, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: February 27, 2012	By:	/s/ Bohn Crain
Bohn Crain Chief Executive Officer